UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On October 9, 2007, Rainmaker Systems, Inc., a Delaware corporation (“Rainmaker”), issued a press release reporting the OEM Agreement and related financing described in 8.01 below. A copy of Rainmaker’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 – Other Events.

On October 3, 2007, Rainmaker closed an OEM licensing agreement (“OEM Agreement”) with Market2Lead, Inc. (“Market2Lead”), a software-as-a-service (SaaS) provider of B2B automated marketing solutions that accelerate demand and revenue growth, to further enhance LeadWorks, the company’s on-demand marketing automation application.

Rainmaker also will provide Market2Lead with growth financing of $2.5 million in convertible and secured debt. The debt is structured as a $1,250,000 Senior Secured Convertible Promissory Note and a $1,250,000 Senior Secured Promissory Note. The notes bear interest at the rate of 5% per annum and have a three-year maturity date. Principal and accrued interest is due at maturity. The outstanding principal and accrued interest of the convertible note will automatically convert to equity securities of Market2Lead on October 1, 2008, subject to certain conditions. The notes are secured by substantially all of the assets of Market2Lead.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued October 9, 2007, announcing the OEM Agreement between Rainmaker Systems, Inc. and Market2Lead.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

October 9, 2007	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer